EXHIBIT 10.1

Execution Version

NOTES EXCHANGE AGREEMENT

This Notes Exchange Agreement (this “Exchange Agreement”) is dated as of May 8, 2018, between Keryx Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), and Baupost Group Securities, L.L.C., a Massachusetts limited liability company (the “Investor”).

WHEREAS, subject to the terms and conditions set forth in the Note Purchase Agreement dated October 14, 2015 (the “Original Purchase Agreement”), the Company sold to the Investor $125,000,000 principal amount of Zero Coupon Convertible Senior Notes due 2020 (the “Existing Notes”), which are governed by an indenture dated October 15, 2015, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of April 10, 2017, among the Company, the Trustee and the Investor (as amended, the “Existing Indenture”); and

WHEREAS, pursuant to the terms and conditions set forth in this Exchange Agreement, the Investor has agreed to exchange, with the Company, (1) its Existing Notes and (2) an additional investment of $10,000,000 (the “Subscription Amount”) for $164,746,000 aggregate principal amount of a new series of Zero Coupon Convertible Senior Notes due 2021 (the “New Notes”), to be governed by an indenture to be dated as of the date of issuance, between the Company and the Trustee, in substantially the form of Exhibit A attached hereto (the “New Indenture”).

NOW, THEREFORE, IN CONSIDERATION of the mutual representations, warranties and covenants contained in this Exchange Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Exchange Agreement, for all purposes of this Exchange Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Form 8-K” shall have the meaning ascribed to such term in Section 3.1(h).

“Anti-Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(m).

“Board” means the Company’s board of directors.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Capital Stock” of any Person means: (a) in the case of a corporation, corporate stock of such Person; (b) in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock of such Person; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) of such Person; and (d) in the case of any other legal form, any other interest or participation of such Person that confers the right to receive a share of the profits and losses of, or distribution of assets of, such Person.

“Closing” means the closing of the Exchange pursuant to Section 2.2.

“Closing Date” means the Trading Day on which this Exchange Agreement has been executed and delivered by the parties hereto, and all conditions precedent to (i) the Investor’s obligations to deliver the Existing Notes and pay the Subscription Amount and (ii) the Company’s obligations to issue and deliver the New Notes, in each case, have been satisfied or waived, but in no event later than the third Trading Day following the date hereof except as agreed in writing by the parties hereto.

“Commission” means the United States Securities and Exchange Commission.

“Company Counsel” means Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

“Company Intellectual Property” shall have the meaning ascribed to such term in Section 3.1(q).

“Company Patent Applications” shall have the meaning ascribed to such term in Section 3.1(r).

“Company Patents” shall have the meaning ascribed to such term in Section 3.1(q).

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Enforceability Exceptions” shall have the meaning ascribed to such term in Section 3.1(c).

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(n).

“Exchange” means the exchange of the Existing Notes and the Subscription Amount for the New Notes in accordance with the terms and conditions of this Exchange Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FDA” shall have the meaning ascribed to such term in Section 3.1(o).

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Investor Designee” shall have the meaning ascribed to such term in the Registration Rights Agreement; however, for the purposes of Section 4.5, “Investor Designee” means any Investor Designee that is also a partner, member or employee of the Investor (or serves in a similar capacity) and also includes any partner, member or employee of the Investor (or person serving in a similar capacity) that is serving as an Investor Observer pursuant to the Registration Rights Agreement.

“Investor Party” shall have the meaning ascribed to such term in Section 4.2.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, except for any Liens specifically allowed under the New Indenture.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” or “proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“PTO” shall have the meaning ascribed to such term in Section 3.1(r).

“Registration Rights Agreement” shall mean that certain Registration Rights Agreement between the Company and the Investor, dated as of the Closing Date, in substantially the form of Exhibit B attached hereto, as the same may be amended from time to time.

“Sanctions” shall have the meaning ascribed to such term in 3.1(aa).

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Solvent” shall have the meaning ascribed to such term in 3.1(cc).

“Subsidiary” means in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person; (b) such Person and one or more Subsidiaries of such Person; or (c) one or more Subsidiaries of such Person.

“Trading Day” means a day on which the Nasdaq Capital Market is open for trading.

“Transaction Agreements” means this Exchange Agreement, the New Indenture, the Registration Rights Agreement and one or more certificated New Notes in such names and denominations as the Investor may request, duly authenticated by the Trustee, in an aggregate principal amount of $164,746,000.

ARTICLE II.

THE EXCHANGE

2.1 Exchange Consideration. Subject to the terms and conditions hereof, the Investor hereby agrees to exchange (1) the Existing Notes and (2) the Subscription Amount for the New Notes on the Closing Date upon the terms and subject to the conditions set forth herein. The Investor understands that the Exchange is being made without registration of the New Notes under the Securities Act or any securities laws of any state of the United States or of any other jurisdiction, in reliance upon representations herein by the Investor that it is both an “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act) and a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act). The New Notes will be convertible into shares of Common Stock at a conversion price of $4.63 per share of Common Stock in accordance with the terms thereof and the New Indenture.

2.2 Closing. The Closing shall occur at the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199 at 10 a.m. Eastern Time on the Closing Date. At the Closing: (a) the Investor shall (i) deliver or cause to be delivered to the Company all right, title and interest in and to the Existing Notes, free and clear of any Liens, together with any documents of conveyance or transfer that the Company may deem necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Existing Notes free and clear of any Liens and (ii) make payment of the Subscription Amount by wire transfer of federal (same day) funds to the account specified by the Company; and (b) the Company shall deliver to the Investor one or more certificates, in substantially the form of Exhibit C attached hereto, representing the New Notes, registered in such names and denominations as the Investor may reasonably request, free and clear of any Liens.

2.3 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Investor the following:

(i) the Transaction Agreements duly executed by the Company and, in the case of the New Notes and the New Indenture, the Trustee;

(ii) one or more certificated New Notes in such names and denominations as the Investor may request, duly authenticated by the Trustee, in an aggregate principal amount of $164,746,000;

(iii) a certificate in form and substance reasonably satisfactory to the Investor duly executed on behalf of the Company by an authorized executive officer of the Company, certifying that (A) the representations and warranties of the Company contained in Article III hereof shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date) and (B) the conditions to Closing set forth in Section 2.4(b)(ii) of this Exchange Agreement have been fulfilled;

(iv) a certificate of the secretary of the Company dated as of the Closing Date certifying (A) that attached thereto is a true and complete copy of the amended and restated bylaws of the Company as currently in effect; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board authorizing the execution, delivery and performance of the Transaction Agreements (other than the resolutions adopted pursuant to Section 2.3(a)(v) hereof), and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby as of the Closing Date (other than the resolutions adopted pursuant to Section 2.3(a)(v) hereof); (C) that attached thereto is a true and complete copy of the Company’s Amended and Restated Certificate of Incorporation as currently in effect; and (D) as to the incumbency of any officer of the Company executing a Transaction Agreement on behalf of the Company;

(v) a true and complete copy of resolutions adopted (and which remain in effect) by the Board acknowledging that certain related parties of the Investor are “directors by deputization” for purposes of Rule 16(b)-3(d) under the Exchange Act; and

(vi) a legal opinion letter of Company Counsel, in substantially the form of Exhibit D attached hereto.

(b) On or prior to the Closing Date, the Investor shall deliver to the Company the following:

(i) the Transaction Agreements to which the Investor is a party, duly executed by the Investor;

(ii) the certificated Existing Notes in accordance with Section 2.2(a)(i); and

(iii) the Subscription Amount by wire transfer to the account specified by the Company.

2.4 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met or satisfied contemporaneously with the Closing:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Investor contained herein (unless as of a specific date therein, in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Investor required to be performed at or prior to the Closing Date shall have been performed

(iii) the delivery by the Investor of the items set forth in Section 2.3(b) of this Exchange Agreement; and

(iv) evidence, in form and substance reasonably satisfactory to the Company, of the discharge of the Existing Indenture.

(b) The obligations of the Investor hereunder in connection with the Closing are subject to the following conditions being met or satisfied contemporaneously with the Closing:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein, in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.3(a) of this Exchange Agreement and any such further certificates and documents as the Investor may reasonably request; and

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investor:

(a) Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each of its Subsidiaries, free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. Other than the Subsidiaries, the Company does not control, directly or indirectly, through one or more intermediaries, any other Person.

(b) Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its Subsidiaries is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect on (i) the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) the consummation of the transactions contemplated by the Transaction Agreements (each, a “Material Adverse Effect”).

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Agreements and otherwise to carry out its obligations thereunder. The execution and delivery of the Transaction Agreements by the Company, and in the case of the New Notes and the New Indenture, by the Trustee, and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company, its officers, directors and shareholders and no further action is required by the Company, its officers, directors or shareholders in connection therewith, other than application to the Nasdaq Capital Market for the listing of the shares of Common Stock into which the New Notes are convertible for trading thereon in the time and manner required thereby. The Transaction Agreements have been duly executed and delivered by the Company, and in the case of the New Notes and the New Indenture, to the knowledge of the Company, by the Trustee, and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Agreements, the issuance and sale of the New Notes, including the shares of Common Stock into which the New Notes are convertible, the Exchange and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations; provided that no such representation is given with respect to Section 16 of the Exchange Act with respect to the Investor), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Except as provided in the Registration Rights Agreement, the Company is not required to obtain any consent, waiver, authorization, approval or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Agreements and the consummation of the transactions contemplated thereby, other than application to the Nasdaq Capital Market for the listing of any shares of Common Stock into which the New Notes are convertible that have not already been so approved for trading thereon in the time and manner required thereby.

(f) The New Indenture. The New Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

(g) Issuance of the New Notes. The New Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered against payment therefor as provided herein and in the New Indenture, will be duly and validly issued, fully paid and nonassessable and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the New Indenture, free and clear of any Liens, and will conform to the description thereof in the New Indenture; and the issuance of the New Notes is not subject to any preemptive or similar rights that have not been waived. Upon issuance and delivery of the New Notes in accordance with this Exchange Agreement and the New Indenture, the New Notes will be convertible at the option of the holder thereof into shares of Common Stock in accordance with the terms of the New Notes. The maximum number of shares of Common Stock issuable upon conversion of the New Notes have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action, and, when issued upon such conversion in accordance with the terms of the New Notes, will be validly issued, fully paid and non-assessable; no holder of the shares of Common Stock will be subject to personal liability by reason of being such a holder; and the issuance of the shares of Common Stock upon such conversion will not be subject to the preemptive or other similar rights of any shareholder of the Company.

(h) SEC Reports; Financial Statements.

(i) Since January 1, 2015, the Company has filed all reports, schedules, forms, statements and other documents with the Commission required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, and the Company will file prior to the Closing all forms, reports and documents with the Commission that are required to be filed by it under the Securities Act and the Exchange Act prior to such time, including a Current Report on Form 8-K disclosing, among other things, the entering into of this Exchange Agreement that is consistent, in all material respects, with the draft of such Form 8-K reviewed by the Investor prior to its filing with the Commission (the “Applicable Form 8-K”) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, collectively, the “SEC Reports”), on a timely basis or has received or will receive a valid extension of such time of filing and has filed or will file any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods specified therein (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(ii) To the knowledge of the Company, the Company has (x) devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and preparation of financial statements in accordance with GAAP, and has evaluated such system on a quarterly basis and concluded that it is effective and (y) disclosed to the Company’s auditors and the audit committee of the Company’s board of directors (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that have been identified and which are reasonably likely to adversely affect the Company’s or its Subsidiaries’ ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries required to be included in the Company’s periodic reports under the Exchange Act is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, and, to the knowledge of the Company, such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and its principal financial officer to such material information required to be included in the Company’s periodic reports required under the Exchange Act. There are no outstanding loans made by the Company or its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. Since the enactment of the Sarbanes-Oxley Act of 2002, none of the Company or any Subsidiary has made any loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any Subsidiary.

(iii) Neither the Company nor its Subsidiaries is a party to, or has any commitment to become a party to: (x) any off-balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among the Company and any Subsidiary, on the one hand, and any unconsolidated Affiliate on the other hand), including any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the Commission); (y) any hedging, derivatives or similar contract or arrangement, in each case in an amount material to the Company and its Subsidiaries, taken as a whole; or (z) any contract or arrangement pursuant to which the Company or any Subsidiary is obligated to make any capital contribution or other investment in or loan to any Person (other than a Subsidiary of the Company).

(i) Duly Authorized Capital Stock. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and are not subject to any preemptive or similar rights that have not been effectively waived. The Company has an authorized, issued and outstanding capitalization as set forth in the SEC Reports (other than the grant of additional options under the Company’s existing stock option plans, or changes in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, shares of Common Stock outstanding on the date hereof, including without limitation issuances of shares under the Company’s employee stock purchase plan, and the cancellation or repurchase of shares of Common Stock issued under the Company’s existing stock plans pursuant to the terms thereof) and such authorized capital stock conforms to the description thereof set forth in the SEC Reports. The description of the securities of the Company in the SEC Reports is complete and accurate in all material respects. Except as disclosed in the SEC Reports, as of the dates referred to therein, the Company did not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(j) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, the business of the Company and its Subsidiaries has been conducted in the ordinary course of business consistent with past practices and: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission; (iii) the Company has not altered its method of accounting; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for the cancellation or repurchase of shares of Common Stock issued under the Company’s existing stock plans pursuant to the terms thereof); and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. As of the date of this Agreement and as of the Closing, the Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the New Notes contemplated by this Exchange Agreement and to be disclosed in the Applicable Form 8-K, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made. Except for the transactions contemplated hereby, which the Company covenants and agrees will be fully disclosed in the Applicable Form 8-K within four (4) business days of the date hereof or disclosed in the Applicable Form 8-K, the Company is not aware of any material non-public information regarding the Company that has not previously been disclosed in the SEC Reports.

(k) Litigation. There are no material legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the SEC Reports or (ii) that are required to be described in the SEC Reports and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the SEC Reports or to be filed as exhibits to the SEC Reports that are not described or filed as required. Except as described in the SEC Reports, none of the Company or any Subsidiary, or any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l) Accountants. UHY LLP, who have certified certain financial statements of the Company and its Subsidiaries, are independent public accountants as required by the rules and regulations of the Commission.

(m) Compliance. None of the Company or any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of, a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority; or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in the case of each of clauses (ii) or (iii) such as could not have or reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, none of the Company or its Subsidiaries or any director, officer, employee, consultant or agent of the Company or its Subsidiaries has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity; (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; (iii) consummated any transaction, made any payment, entered into any contract or arrangement or taken any other action in violation of Section 1128B(b) of the U.S. Social Security Act, as amended; (iv) consummated any transaction, made any payment, entered into any contract or arrangement or taken any other action in violation of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company threatened; or (iv) made any other similar unlawful payment under any similar foreign laws.

(n) Environmental. The Company and its Subsidiaries: (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(o) Regulatory Permits. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted and as described in the SEC Reports, including without limitation all such certificates, authorizations and permits required by the United States Food and Drug Administration (the “FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such material, certificate, authorization or permit, except as described in the SEC Reports or which would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(p) Title to Assets. The Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property (whether tangible or intangible) owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for (i) Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and its Subsidiaries are in compliance.

(q) Intellectual Property. Except as described in the SEC Reports: (i) the Company and its Subsidiaries own, possess, or have valid, binding and enforceable licenses or other rights to use the patents, patent rights and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, confidential information, software, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property and proprietary rights necessary or used in connection with the conduct of their business in the manner in which it is presently being conducted and in the manner set forth in the SEC Reports (collectively, the “Company Intellectual Property”), except as would not reasonably be expected to result in a Material Adverse Effect, and to the extent that the Company Intellectual Property is not sufficient to so conduct their business, including with respect to any products described in the SEC Reports as being under development, the Company believes it can acquire such rights on reasonable terms; (ii) to the knowledge of the Company, (A) none of the patents and patent applications owned by the Company or its Subsidiaries (the “Company Patents”) is invalid or unenforceable and neither the Company nor any of its Subsidiaries has received any challenge (including without limitation, notices of expiration) to the validity or enforceability of Company Patents from any third party or governmental authority and the Company and its Subsidiaries have made all filings and paid all fees necessary to maintain any Company Patents owned by any of them, and (B) none of the Company Intellectual Property owned by the Company or its Subsidiaries is invalid or unenforceable and neither the Company nor any of its Subsidiaries has received any challenge (including without limitation, notices of expiration) to the validity or enforceability of Company Intellectual Property from any third party or governmental authority and the Company and its Subsidiaries have made all filings and paid all fees necessary to maintain any Company Intellectual Property owned by any of them, except as would not reasonably be expected to result in a Material Adverse Effect for Company Intellectual Property other than Company Patents; (iii) the Company and its Subsidiaries have taken reasonable measures necessary to secure their interests in Company Intellectual Property, including the confidentiality of all trade secrets and confidential information which constitutes Company Intellectual Property, and to secure assignment of Company Intellectual Property from its employees and contractors; (iv) neither the Company nor any of its Subsidiaries has received any claim of infringement or misappropriation of (and the Company does not know of any infringement or misappropriation of) intellectual property rights of others by the Company or any of its Subsidiaries (A) with respect to the Company Patents or (B) with respect to the Company Intellectual Property, except as would not reasonably be expected to result in a Material Adverse Effect for Company Intellectual Property other than Company Patents; (vi) the Company and its Subsidiaries are not in breach of, and have complied with all terms of, any license or other agreement relating to any Company Intellectual Property, and no party to any such agreement has given the Company or its Subsidiaries notice of its intention to cancel, terminate, alter the scope of rights under or fail to renew any such agreement, except as would not reasonably be expected to result in a Material Adverse Effect; and (vii) no suit or other proceeding is pending against the Company or any of its Subsidiaries concerning any agreement concerning the Company Intellectual Property, including any proceeding concerning a claim that the Company or its Subsidiaries or another person has breached any such agreement.

(r) Patents. All patent applications owned by the Company or its Subsidiaries and filed with the U.S. Patent Trademark Office (“PTO”) or any foreign or international patent authority (the “Company Patent Applications”) have been duly and properly filed; the Company and each of its Subsidiaries has complied with its duty of candor and disclosure to the PTO for the Company Patent Applications; neither the Company nor any of its Subsidiaries is aware of any facts required to be disclosed to the PTO that were not disclosed to the PTO and which would preclude the grant of a patent for the Company Patent Applications; and neither the Company nor any of its Subsidiaries has knowledge of any facts which would preclude it from having clear title to the Company Patent Applications that have been identified by the Company and its Subsidiaries as being exclusively owned by the Company and its Subsidiaries.

(s) Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company or any of its Subsidiaries that are described in the SEC Reports were and, if still pending, are, to the Company’s and any of its Subsidiary’s knowledge, being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company or its Subsidiaries; the descriptions of the results of such studies, tests and trials contained in the SEC Reports do not contain any misstatement of a material fact or omit to state a material fact necessary in order to make such statements not misleading; none of the Company or any of its Subsidiaries has any knowledge of any studies, tests or trials not described in the SEC Reports the results of which reasonably call into question in any material respect the results of the studies, tests and trials described in the SEC Reports; and none of the Company or any of its Subsidiaries has received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board or comparable authority requiring the termination, suspension or material modification of any material studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

(t) Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its Subsidiaries are engaged and which the Company believes is adequate for the operation of its business, including, but not limited to, directors and officers insurance. All such insurance policies are in full force and effect, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default by any insured thereunder, except for such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there is no material claim pending under any of such policies as to which coverage has been denied or disputed by the underwriters of such policies and there has been no threatened termination of any such policies. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(u) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Exchange Agreement. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Exchange Agreement.

(v) Investment Company. The Company is not, and is not an Affiliate of, and immediately after the Exchange will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w) Listing and Maintenance Requirements. The shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Nasdaq Capital Market, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act or delisting the shares of Common Stock from the Nasdaq Capital Market, nor has the Company received any notification that the Commission or the Nasdaq Capital Market is contemplating terminating such registration or listing. The Company has not, in the 12 months preceding the date hereof, received notice from the Nasdaq Capital Market on which the shares of Common Stock are or have been listed to the effect that the Company is not in compliance with the listing or maintenance requirements of the Nasdaq Capital Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(x) Tax Status. The Company and each of its Subsidiaries: (i) has made or filed all material United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject; (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations; and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(y) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has: (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the New Notes or the underlying shares of Common Stock; (ii) sold, bid for, purchased or paid any compensation for soliciting purchases of the New Notes or the underlying shares of Common Stock; or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(z) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Investor’s request.

(aa) Compliance with Sanctions Laws. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any sanctions administered or enforced by the U.S. government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including the designation as a “specially designated national” or “blocked person”) or, to the knowledge of the Company, any other applicable sanctions authority (collectively, “Sanctions”); and the Company will not, directly or indirectly, use the proceeds of the offering of the New Notes hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions.

(bb) Common Stock Reservation. The Company has reserved no less than 35,582,335 shares of Common Stock for the conversion of the New Notes.

(cc) Solvency. The Company and its Subsidiaries, taken as a whole, are, and immediately after the Closing Date, will be, Solvent. As used herein, the term “Solvent” means that on such date: (i) the fair market value of the assets of such person and its subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, the debts and liabilities, subordinated, contingent or otherwise, of such person and its subsidiaries; (ii) the present fair saleable value of the assets of such person and its subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liabilities of such person and its subsidiaries, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such person and its subsidiaries, on a consolidated basis, are able to pay their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities mature; and (iv) such person and its subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

3.2 Representations and Warranties of the Investor. The Investor hereby represents and warrants as of the date hereof and as of the Closing Date (unless as of a specific date therein) to the Company as follows:

(a) Organization; Authority. The Investor is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority to enter into the Transaction Agreements to which it is a party, to consummate the transactions contemplated by the Transaction Agreements and otherwise to carry out its obligations thereunder. The execution and delivery of the Transaction Agreements to which it is a party, and performance by the Investor of the transactions contemplated by the Transaction Agreements, have been duly authorized by all necessary action on the part of the Investor. The Transaction Agreements to which it is a party have been duly executed and delivered by the Investor and constitute the valid and legally binding obligations of the Investor, enforceable against it in accordance with their respective terms, except: (i) as limited by the Enforceability Exceptions, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. The Investor is acquiring the New Notes as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the New Notes; provided that this representation and warranty shall not limit the Investor’s right to sell the New Notes pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws.

(c) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales of the securities of the Company during the period commencing as of May 7, 2018.

(d) No Legal Advice from the Company. The Investor acknowledges that it had the opportunity to review the Transaction Agreements and the transactions contemplated by the Transaction Agreements with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company, including with respect to the application of Section 16 of the Exchange Act, except as specifically set forth in the Transaction Agreements, or any of the Company’s representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by the Transaction Agreements or the securities laws of any jurisdiction.

(e) Ownership of Common Stock. As of and since September 30, 2014, the Investor has held at least 18,300,000 shares of Common Stock.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Furnishing of Information; Public Information. Until the time the Investor owns no New Notes, the Company covenants to maintain the registration of the shares of Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

4.2 Indemnification of the Investor. Subject to the provisions of this Section 4.2, the Company will indemnify and hold the Investor and its Affiliates, directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), including the Investor Designee, each Person who controls the Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Investor Party may suffer or incur as a result of or relating to: (a) the Exchange; (b) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Exchange Agreement or the other Transaction Agreements; (c) the execution of this Exchange

Agreement or any of the other Transaction Agreements or any agreement or instrument contemplated hereby or thereby, the performance by the Company and the Trustee (as applicable) hereto and to the other Transaction Agreements of their respective obligations hereunder or thereunder and the consummation of the transactions contemplated hereby or thereby; (d) the non-payment of amounts payable under the New Notes or the use or proposed use of the proceeds from the Exchange by the Company; or (e) any actual or prospective claim, litigation, investigation, proceeding or other action instituted in any capacity, whether based on contract, tort or any other theory, whether brought by a third party or by any party hereto, and regardless of whether any Investor Party is a party thereto, with respect to the transactions contemplated by the Transaction Agreements, the Existing Notes or the Existing Indenture (except to the extent such action is based upon a breach of such Investor Party’s representations, warranties or covenants under this Exchange Agreement or any agreements or understandings such Investor Party may have with any such shareholder or any violations by such Investor Party of state or federal securities laws or any conduct by such Investor Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Exchange Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel (not to exceed 90 days) or (iii) in such action there is a conflict or potential conflict on any material issue between the position of the Company and the position of such Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel and local counsel and shall pay such fees and expenses as incurred. The Company will not be liable to any Investor Party under this Exchange Agreement (y) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; provided, however, that if at any time an Investor Party shall have requested the Company to reimburse such Investor Party for fees and expenses of counsel as contemplated by this Section 4.2, the Company agrees that it shall be liable for any settlement of any proceeding effected without their written consent if (i) such settlement is entered into more than 30 days after receipt by such Investor Party of the aforesaid request, (ii) the Company shall have received notice of the terms of such settlement at least ten (10) days prior to such settlement being entered into, and (iii) the Company shall not have reimbursed the Investor Party in accordance with such request; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor Party in this Exchange Agreement or any violations by such Investor Party of state or federal securities laws or any conduct by such Investor Party which constitutes fraud, gross negligence, willful misconduct or malfeasance. The Company shall not, without the prior written consent of the Investor, not to be unreasonably withheld, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Investor Party is or could have been a party and indemnity was or could have been sought hereunder by such Investor Party, unless such settlement, compromise or consent (i) includes an unconditional release of such Investor Party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any Investor Party. The indemnification required by this Section 4.2 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Investor Party against the Company or others and any liabilities the Company may be subject to pursuant to law. Notwithstanding anything to the contrary in this Exchange Agreement or the New Indenture, in no event shall the Company have any liability to any Investor Party under this Section 4.2 or otherwise for any liability of any Investor Party arising under Section 16 of the Exchange Act.

4.3 Reservation of Shares of Common Stock. As of the date hereof, the Company has reserved, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the maximum number of shares issuable in accordance with the New Notes.

4.4 Listing of Shares. The Company hereby agrees to apply to list the shares of Common Stock into which the New Notes are convertible on the Nasdaq Capital Market and promptly secure the listing of such shares of Common Stock on the Nasdaq Capital Market.

4.5 Waiver of Corporate Opportunities. In recognition that the Investor and the Investor Designee currently have and will in the future have, or will consider, investments in numerous companies with respect to which the Investor, the Investor Designee or another Investor Party may serve as an advisor, a director or in some other capacity, and in recognition that the Investor, the Investor Designee and other Investor Parties have myriad duties to various investors and partners, and in anticipation that the Company and its Subsidiaries, on the one hand, and the Investor, Investor Designee and any other Investor Party, on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Company hereunder and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 4.5 are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve the Investor, the Investor Designee or an Investor Party, and, except as the Investor and the Investor Designee may otherwise agree in writing after the date hereof:

(a) the Investor, the Investor Designee and any Investor Party will have the right: (i) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company and its Subsidiaries); (iii) to directly or indirectly do business with any client or customer of the Company and its Subsidiaries; (iii) to take any other action that the Investor, the Investor Designee or an Investor Party believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 4.5 to third parties; and (iv) not to communicate or present potential transactions, matters or business opportunities to the Company or any of its Subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another person or entity;

(b) the Investor, the Investor Designee and any Investor Party will have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or any of its Affiliates or to refrain from any actions specified in the preceding paragraph, and the Company, on its own behalf and on behalf of its Affiliates, hereby renounces and waives any right to require the Investor, the Investor Designee or any Investor Party to act in a manner inconsistent with the provisions of this Section 4.5;

(c) none of the Investor, the Investor Designee or any Investor Party will be liable to the Company or any of its Affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 4.5 or of any such person’s or entity’s participation therein; and

(d) there is no restriction on the Investor, the Investor Designee or any Investor Party using such knowledge and understanding in making investment, voting, monitoring, governance or other decisions relating to other entities or securities.

4.6 Investor Designee. The Company will take no action that is inconsistent with the objective of having the Investor Designee serve on the Board. In addition, the Company will take no action that is inconsistent with the intention or expectation that the Exchange will be governed by Rule 16(b)-3(d) under the Exchange Act; provided, that nothing in this Section 4.6 shall prevent the Board from making a determination that the Investor Designee is an “independent” director under the rules of the Nasdaq Capital Market and corresponding provisions of the federal securities laws.

4.7 Confidentiality. The parties shall not disclose the existence of this Exchange Agreement or the Exchange prior to public disclosure in an SEC Report (other than to its directors and to its employees, agents and attorneys, as well as the Company’s prospective lender(s) allowed under the ABL Facility (as defined in the New Indenture) and their attorneys, who have a need to know such information in connection with the Exchange, and except in an approved press release as contemplated by the last sentence of this paragraph) without the prior written consent of the other party, except as may be required by applicable law or pursuant to the order of any court or administrative agency in any pending legal, judicial or administrative proceeding, or otherwise as required by compulsory legal process or to the extent requested or required by governmental and/or regulatory authorities, including pursuant to Investors’ reporting obligations under Sections 13 and 16 of the Exchange Act. Any proposed press release relating to the Exchange shall be subject to the prior written approval of the parties hereto.

4.8 Certain Tax Matters. Notwithstanding anything else in this Exchange Agreement, if the Company intends to enter into any Merger Event (as defined in the New Indenture), Fundamental Change (as defined in the New Indenture) or other reorganization, change in control or transaction otherwise permitted under the New Notes Indenture (including any acquisition of or by the Company of another entity or business), or take any other action (a “Company Action”) that is reasonably expect to result in a “significant modification” of the New Notes pursuant to Treasury Regulation section 1.1001-3 or otherwise result in a taxable exchange (or deemed exchange for tax purposes) of the New Notes or a disposition or retirement of the New Notes, then (1) the Company shall notify the Investor as soon as reasonably practicable and in any event prior to any binding steps toward such Company Action being taken and (2), at the request of the Investor, use reasonable efforts to restructure such Company Action in a manner that would not reasonably be expected to result in a “significant modification”, exchange, deemed exchange, disposition or retirement of the New Notes, but only to the extent such restructured Company Action would not have an adverse effect on the economic returns or outcome otherwise expected from such Company Action. The Investor may suspend the Company’s compliance with this provision upon notice to the Company, in which case the Company shall not notify the Investor of a Company Action pursuant to clause (1) above during such suspension period.

4.9 Termination of Original Purchase Agreement and the Registration Rights Agreement. Effective as of the Closing, (i) the Original Purchase Agreement shall be terminated and be of no further force and effect as of the Closing pursuant to Section 5.5 thereof and (ii) that certain Registration Rights Agreement, dated as of October 15, 2015, by and between the Company and the Investor shall be terminated and be of no further force and effect as of the Closing pursuant to Section 5.6 thereof.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Exchange Agreement may be terminated by the Investor by written notice to the Company, if the Closing has not been consummated on or before May 14, 2018. In the event of termination of this Exchange Agreement pursuant to this Section 5.1, the Exchange Agreement shall forthwith become void and there shall be no liability on the part of either party; provided, however, that nothing herein shall relieve either party from liability for (i) any breach of this Exchange Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Exchange Agreement or (ii) any willful breach of, or fraud in connection with, this Exchange Agreement.

5.2 Fees and Expenses. The Company shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by the Company incident to the negotiation, preparation, execution, delivery and performance of the Transaction Agreements. In addition, the Company shall reimburse the Investor for the Investor’s reasonable out-of-pocket expenses (including fees of counsel, consultants and accountants) incurred in connection with the Transaction Agreements, including in connection with any amendments, waivers or consents under or in respect of the Transaction Agreements (whether or not such amendment, waiver or consent becomes effective), including the reasonable and documented out-of-pocket costs and expenses incurred in enforcing, defending or declaring (or determining whether or how to enforce, defend or declare) any rights or remedies under the Transaction Agreements. The Company shall pay all Trustee fees and expenses, including counsel fees and expenses, stamp taxes and other taxes and duties levied in connection with the Exchange and the delivery of the New Notes to the Investor.

5.3 Entire Agreement. The Transaction Agreements contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Business Day; (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day; (c) the next Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service; or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Exchange Agreement may be waived, modified, supplemented or amended, except in a written instrument signed by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Exchange Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Exchange Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Exchange Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Exchange Agreement or any rights or obligations hereunder without the prior written consent of the Investor (other than to any successor Person resulting from any merger, consolidation, share exchange or other similar transaction). The Investor may assign any or all of its rights under the Transaction Agreements to any Person to whom the Investor assigns or transfers any New Notes.

5.8 No Third-Party Beneficiaries. This Exchange Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person; provided, however, that the Trustee’s right to reimbursement under Section 5.2 is affirmed.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Exchange Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Exchange Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or that any such court is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Exchange Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Exchange Agreement, then, in addition to the obligations of the Company under Section 4.2, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the New Notes.

5.11 Execution. This Exchange Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Exchange Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor will be entitled to specific performance under this Exchange Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by the Investor by reason of any breach of obligations contained in this Exchange Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.15 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Exchange Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Exchange Agreement or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in this Exchange Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the shares of Common Stock that occur after the date of this Exchange Agreement.

5.16 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Notes Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

KERYX BIOPHARMACEUTICALS, INC.	Address for Notice:

By: /s/ Scott A. Holmes Name: Scott A. Holmes Title: Chief Financial Officer

Keryx Biopharmaceuticals, Inc.

One Marina Park Drive

Tenth Floor

Boston, MA 02210
Attention: Scott Holmes, CFO
Telephone: (617) 466-3520
Facsimile: (617) 466-3500
Email: scott.holmes@keryx.com

With a copy to (which shall not constitute notice):

Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Attention: Daniel Kajunski

Telephone: (617) 348-1715
Facsimile: (617) 542-2241

Email: dtkajunski@mintz.com

[Signature Page of Keryx Biopharmaceuticals, Inc. to Notes Exchange Agreement]

BAUPOST GROUP SECURITIES, L.L.C. By: /s/ Gregory A. Ciongoli Name: Gregory A. Ciongoli Title: Partner

Address for Notice:

Baupost Group Securities, L.L.C.

c/o The Baupost Group, L.L.C.

10 St. James Avenue, Suite 1700

Boston, MA 02116

Attn: Gregory A. Ciongoli, Michael
Sperling, Frederick H. Fogel and
John F. Harvey

Office: (617) 210-830

Fax: (617) 451-7731

With a copy to (which shall not constitute notice):

Ropes & Gray LLP

Three Embarcadero Center

San Francisco, CA 94111

Attention: Thomas Holden

thomas.holden@ropesgray.com

Office: (415) 315-2355

Fax: (415) 315-4823

[Signature Page of Baupost Group Securities, L.L.C. to Notes Exchange Agreement]